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THIS CONVERTIBLE PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAW OF ANY OTHER JURISDICTION.  NO SALE OR DISPOSITION OF THIS NOTE MAY BE EFFECTED EXCEPT IN COMPLIANCE WITH APPLICABLE SECURITIES LAWS

CONVERTIBLE PROMISSORY NOTE

US$580,000.00	March 9, 2010

Hong Kong, S.A.R.

For value received Sinotop Group Ltd., a Hong Kong company (“Payor”) promises to pay to China Broadband Ltd., a Cayman Islands company or its assigns (collectively, “Holder”) the principal sum of Five Hundred Eighty Thousand United States Dollars and No Cents (US$580,000.00) with interest on the outstanding principal amount at the rate of five percent (5%) simple interest per annum.  Interest will commence with the date hereof and will continue on the outstanding principal until paid in full.

1.            This note (the “Note”) is issued pursuant to the terms of that certain Note Purchase Agreement (the “Note Purchase Agreement”) dated as the date hereof between the Payor and Holder.

2.            All payments of interest and principal under this Note will be in lawful money of the United States of America, in accordance with written payment instructions delivered by Holder to Payor. All payments will be applied first to accrued interest, and thereafter to principal.

3.            The principal and all other amounts outstanding under this Note will be convertible into shares of the Payor in accordance with this Section 3.

(a)           In the event the Payor sells shares of its capital stock (“Shares”) in a transaction or series of related transactions resulting in aggregate gross proceeds to the Payor (excluding amounts related to conversion of the Note) of at least One Million United States Dollars ($1,000,000) (a “Qualified Financing”), the outstanding principal hereunder and all interest accrued thereon shall automatically be converted into the Shares sold in such Qualified Financing at a price equal to seventy percent (70%) of the price per share generally paid for such Shares by other investors in such Qualified Financing.

(b)           In the event the Payor undergoes a Change in Control (as defined below), the outstanding principal hereunder and all interest accrued thereon shall automatically be converted into ordinary shares of the Payor representing fifty percent (50%) of the issued and outstanding capital stock of the Payor. For purposes of this Note, “Change in Control” means a merger, consolidation or other acquisition in which the shareholder(s) of the Payor immediately prior to the merger, consolidation or other acquisition do not continue to own more than fifty percent (50%) of the voting power of the surviving or acquiring entity, or the sale of all or substantially all of the assets of the Payor.

(c)           This Note may be converted, at any time after the Maturity Date or upon the occurrence of an Event of Default, in the sole discretion of the Holder, into ordinary shares of the Payor representing fifty percent (50%) of the issued and outstanding capital stock of the Payor, calculated on a fully diluted basis, assuming all outstanding options and other convertible instruments are exercised and converted.

4.            Unless this Note has been converted in accordance with the terms of Section 3 above, the entire outstanding principal balance and all unpaid accrued interest shall become fully due and payable on the earlier of (a) the fifth annual anniversary of the date first set forth above; or (b) the date which is one day before the closing of a Change in Control (in either case, the “Maturity Date”).

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5.            This Note may not be prepaid prior to the Maturity Date unless the Holder consents to such prepayment in writing.

6.            This Note may be assigned by the Holder in its sole discretion. It may not be assigned, nor may any of Payor’s obligations hereunder be delegated, without the advance written consent of the Holder, which may be given or withheld in its sole discretion.

7.            The Payor hereby represents that its directors, in the exercise of their fiduciary duty, have approved the Payor’s execution of this Note based upon a reasonable belief that the principal provided hereunder is appropriate for the Payor after reasonable inquiry concerning the Payor’s financing objectives and financial situation. In addition, the Payor hereby represents that it intends to use the principal of this Note for the purposes set forth in the Note Purchase Agreement.

8.            In case one or more of the following events (“Events of Default”) (whatever the reason for such Event of Default and whether it will be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) will have occurred and be continuing:

(a)           default in the payment of all or any part of the principal of any of this Note as and when the same will become due and payable, at maturity, upon any redemption, by declaration or otherwise;

(b)           a default in the payment of all or any part of the interest on any of this Note as and when same will become due and payable and the default continues without being cured for a period of three days;

(c)           failure on the part of Payor duly to observe or perform any other of the covenants or agreements on the part of Payor contained in this Note or the Note Purchase Agreement (other than those covered by clauses (a) and (b) above) for a period of thirty (30) days after the date on which written notice specifying such failure, stating that such notice is a “Notice of Default” hereunder and demanding that Payor remedy the same, will have been given by registered or certified mail, return receipt requested, to Payor;

(d)           any event or condition will occur which results in the acceleration of the maturity of any Debt or enables or, with the giving of notice or lapse of time or both, would enable the holder of such Debt or any Person acting on such holder’s behalf to accelerate the maturity thereof;

(e)           Payor pursuant to or within the meaning of any applicable insolvency or bankruptcy law (“Bankruptcy Law”): (i)  commences a voluntary case or proceeding, (ii) consents to the entry of an order for relief against it in an involuntary case or proceeding, (iii) consents to the appointment of a Custodian of it or for all or substantially all of its property, (iv) makes a general assignment for the benefit of its creditors, or (v) admits in writing its inability to pay its debts as the same become due;

(f)           a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (i) is for relief against Payor in an involuntary case, (ii) appoints a custodian of Payor or for all or substantially all of the property of Payor, or (iii) orders the liquidation of Payor; and such order or decree remains unstayed and in effect for sixty (60) days; or

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(g)           all or substantially all of Payor’s assets or business (whether by sale, exclusive license or otherwise) will have been sold or transferred to any Person who does not control Payor on the date of this Note;

then, in each case where an Event of Default occurs, the Holder, by notice in writing to Payor (the “Acceleration Notice”), may, at its option, declare the principal hereunder and all accrued and unpaid interest hereon to be due and payable immediately, and upon any such declaration the same will become immediately due and payable; provided that if an Event of Default specified in Sections 8(e) or 8(f) occurs, the principal hereunder and all accrued and unpaid interest hereon will become and be immediately due and payable without any declaration or other act on the part of the Holders.

9.            Payor hereby waives demand, notice, presentment, protest and notice of dishonor.

10.          All disputes arising out of or relating to this Note will be resolved in accordance with the Dispute Resolution provisions of the Note Purchase Agreement.

11.          If one or more provisions of this Note are held to be unenforceable under applicable law, such provision will be excluded from this Note and the balance of the Note will be interpreted as if such provision were so excluded and will be enforceable in accordance with its terms, and the Holder and the Payor will endeavor to take such action as necessary to achieve the same purpose of such provision held to be unenforceable.

12.          The terms of this Note will be construed in accordance with the laws of Hong Kong.

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Any term of this Note may only be amended or waived with the written consent of the Holder in its sole and absolute discretion.

SEALED with the Common Seal of

Sinotop Group, Ltd. and

signed by

Name : LIU Weicheng

Title : Sole Director

in the presence of:-